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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF KIRKLAND & ELLIS]


To Call Writer Directly:
        (212) 446-4800

                                 December  12, 2002

H&E Finance Corp.
11100 Mead Road, Suite 200
Baton Rouge, LA  70816

     Re: EXCHANGE OFFER FOR $53,000,000 12 1/2% SENIOR SUBORDINATED NOTES DUE 2013 FOR UP TO $53,000,000 12 1/2% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2013

Dear Ladies and Gentlemen:

         We have acted as counsel to H&E Finance Corp. (the "Company" or the "Registrant") in connection with the proposed offer (the "Exchange Offer") to exchange an aggregate principle amount of up to $53,000,000 12 1/2% Senior Subordinated Notes due 2013 (the "Old Notes") for up to $53,000,000 12 1/2% Senior Subordinated Exchange Notes due 2013 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of June 17, 2002 by and among the Registrant, H&E Equipment Services L.L.C., the Guarantors (as defined therein) and The Bank of New York, as the trustee, in exchange for and in replacement of the Company's outstanding Old Notes, of which $53,000,000 in aggregate principal amount at maturity is outstanding.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Registrant, (ii) minutes and records of the corporate proceedings of the Registrant with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreement, dated as of June 17, 2002, by and among the Registrant, H&E Equipment Services L.L.C., the Guarantors (as defined therein) and Credit Suisse First Boston Corporation.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the

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H&E Finance Corp.
Page 2

opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         (i) H&E Finance Corp. is in good standing under the laws of the State of Delaware.

         (ii) The sale and issuance of the Exchange Notes has been validly authorized by H&E Finance Corp.

         (iii) When the Exchange Notes are issued pursuant to the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Registrant and H&E Equipment Services L.L.C., the guarantees will contitute valid and binding obligations of the Guarantors, and the Indenture will be enforceable in accordance with its terms.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, and (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         For the purposes of the laws of the state of Louisiana, we are relying on the opinion of Taylor, Porter, Brooks & Phillips L.L.P. set forth on Exhibit 5.2 of the Registration Statement and for the purpose of the laws of the states of Washington and Montana, we are relying on the opinion of Garlington, Lohn & Robinson, PLLP set forth on Exhibit 5.3 of the Registration Statement.

         We hereby consent to the filing of this opinion in Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

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H&E Finance Corp.
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         This opinion is furnished to you in connection with the filing of the
Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                          Yours very truly,
                                       /s/Kirkland & Ellis
                                          KIRKLAND & ELLIS